UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Act of 1934

 Date of Report (Date of earliest event reported) - May 31, 2005

IMCOR PHARMACEUTICAL CO.

 (Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6175 Lusk Boulevard San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

(858) 410-5601

 (Registrants' telephone number, including area code)

 (Former name or former address, if changed since last report)

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The employment of Taffy J. Williams, Ph.D., the Chief Executive Officer, President and acting principal financial officer of IMCOR Pharmaceutical Co. (the “Company”) ended as of May 31, 2005.

Item 8.01 OTHER EVENTS.

As reported in the Company’s Form 10-QSB for the quarter ended March 31, 2005, the Company adopted a restructuring plan in April and May which involved disposing of its excess furniture, fixtures and equipment, vacating its premises in San Diego, California, curtailing the Company’s operations, suspending manufacturing operations and the laying-off of a majority of the Company’s full and part time employees or consultants. The Company has continued to proceed under this plan and has notified the Federal Drug Administration of the ceasing of its commercial activities and temporarily suspending its manufacturing operations for Imagent® (perflexane lipid microspheres). The Company’s board of directors has authorized the taking of any actions necessary to effectuate the winding down of the Company’s operations.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

IMCOR PHARMACEUTICAL CO.

Dated: June 3, 2005	By:	/s/ Larry D. Grant
Larry D. Grant Treasurer and Assistant Secretary